                                                                     EXHIBIT 4.2


                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO THE RIGHTS AGREEMENT (this "AMENDMENT"), dated as of May 12, 2003, is made by and between Packaged Ice, Inc., a Texas corporation (the "COMPANY"), and American Stock & Transfer Company as Rights Agent (the "RIGHTS AGENT"). The Company and the Rights Agent may be individually referred to herein as a "PARTY" and, collectively, as the "PARTIES".

                                   BACKGROUND

         A. The Parties entered into a Rights Agreement, dated as of October 29, 1999, (the "AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

         B. The Company, CAC Holdings Corp. ("PARENT"), a Delaware corporation and Cube Acquisition Corp. ("MERGER SUB"), a Texas corporation and a wholly-owned subsidiary of Parent, are entering into an Agreement and Plan of Merger, dated as of May 12, 2003 (as may be amended or supplemented from time to time, the "MERGER AGREEMENT"), pursuant to which Merger Sub shall be merged with and into the Company with the Company surviving the merger.

         C. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is advisable and in the best interests of the Company and its stockholders.

         D. Pursuant to Section 26 of the Agreement, the Company has directed the Rights Agent to join this Amendment.

                                      TERMS

         In consideration of the mutual covenants contained herein and in the Agreement and intending to be legally bound hereby, the Parties agree as follow:

         1. Amendment of Section 1. The following definitions contained in
Section 1 of the shall be restated as follows:

The definition of "ACQUIRING PERSON" in Section 1 of the Agreement is hereby amended by adding the following at the end thereof:

         "Notwithstanding anything to the contrary contained herein, none of CAC Holdings Corp., a Delaware corporation ("PARENT"), and Cube Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent ("MERGER SUB") nor any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of the approval, execution, delivery and performance of the agreement and Plan of Merger, dated as of May 12, 2003, by and among the Company, Parent and Merger Sub (as may be amended or supplemented from time to time, the "MERGER AGREEMENT") or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 1.5(a)(iv) of the Merger Agreement)."

2. Amendment to Section 3(b). Section 3(b) of the Agreement is hereby amended by restating Section 3(b) in its entirety as follows:

         "(b) The Rights will separate from the Common Stock (and a "DISTRIBUTION DATE" will occur) upon the earlier of (or later of, if so determined by the Board of Directors) (i) ten days following a public announcement that a Person has become an Acquiring Person, (ii) ten Business Days following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than by an Exempt Person) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 20% of the outstanding Common Shares, or
         (iii) such later date as the Board of Directors may determine; provided that notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the public announcement, approval, execution, delivery and performance of the Merger Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 1.5(a)(iv) of the Merger Agreement). Until the occurrence of such a Distribution Date, (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (y) the Rights, including the right to receive Right Certificates, will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share has been adjusted in accordance with the provisions of Section 12(a)). If the number of Rights associated with each Common Share has been adjusted in accordance with the provisions of Section 12(a), at the time of distribution of the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with
         Section 15(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates."

3. Amendment to Section 11. The following Section 11(d) is hereby added after
Section 11(c):

         "(d) Notwithstanding anything contained in this Agreement to the contrary, in no event shall the provisions of this Section 11 apply to the approval, execution, delivery and performance of the Merger Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 1.5(a)(iv) of the Merger Agreement)."

4. Other Provisions Unaffected. This Amendment shall be deemed to be in full force and effect immediately prior to the execution and delivery of the Merger Agreement. Except as expressly modified herein, all arrangements, agreements, terms, conditions and provisions of the Agreement remain in full force and effect, and this Amendment and the Agreement, as hereby modified, shall constitute one and the same instrument.

5. Miscellaneous.

         a. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          b. Governing Law. This Amendment, the Agreement, each Right and each Right Certificate issued hereunder or thereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed and in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         c. Further Assurances. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment, the Agreement, generally, and the transactions contemplated hereunder and/or thereunder.

         d. Descriptive Headings. Descriptive headings of the several Sections of this Amendment and the Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof or thereof.

         e. Entire Agreement. This Amendment and the Agreement, and all of the provisions hereof and/or thereof, shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Agreement, sets forth the entire agreement and understanding among the Parties and supercedes all prior discussions and understandings of any and every nature among them.

     Signature Page to the First Amendment to the Rights Agreement to Follow

          Signature Page to the First Amendment to the Rights Agreement


IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Rights Agreement as the date first set forth above.


                                    PACKAGED ICE, INC.


                                    By:    /s/ WILLIAM P. BRICK
                                           -------------------------------------


                                    Name:  William P. Brick
                                           -------------------------------------
                                    Title: Chairman & Chief Executive Officer
                                           -------------------------------------


                                    AMERICAN STOCK & TRANSFER COMPANY


                                    By:    /s/ HERBERT J. LEMMER
                                           -------------------------------------

                                    Name:  Herbert J. Lemmer
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------